UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of Principal executive offices, including Zip Code)

(210) 822-2828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

10.625% Priority Guarantee Notes due 2023

On February 26, 2015, iHeartCommunications, Inc. (the “Company”) completed the sale to several initial purchasers represented by Goldman, Sachs & Co. (the “Initial Purchasers”) of $950.0 million in aggregate principal amount of its 10.625% Priority Guarantee Notes due 2023 (the “Notes”). The Initial Purchasers subsequently sold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The Company used the gross proceeds from the offering to prepay at par $916.1 million of the loans outstanding under its term loan B facility and $15.2 million of the loans outstanding under its term loan C asset sale facility, to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment, and to pay fees and expenses related to the offering and the prepayment. The Company intends to use the remaining proceeds for general corporate purposes, including repayment of indebtedness.

Indenture

The Notes were issued pursuant to an indenture, dated as of February 26, 2015 (the “Indenture”), among the Company, iHeartMedia Capital I, LLC, the subsidiary guarantors named therein (collectively with iHeartMedia Capital I, LLC, the “Guarantors”), U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”). The Notes mature on March 15, 2023 and bear interest at a rate of 10.625% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2015.

The Notes and the Guarantors’ obligations under the guarantees are secured by (1) a lien on (a) the capital stock of the Company and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing the Company’s legacy notes), in each case equal in priority to the liens securing the obligations under the Company’s senior secured credit facilities and existing priority guarantee notes, and (2) a lien on the accounts receivable and related assets securing the Company’s receivables based credit facility junior in priority to the lien securing the Company’s obligations thereunder.

The Company may redeem the Notes at its option, in whole or part, at any time prior to March 15, 2018, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. The Company may redeem the Notes, in whole or in part, on or after March 15, 2018, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before March 15, 2018, the Company may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 110.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; and (vi) merge, consolidate or sell substantially all of the Company’s assets. The Indenture contains covenants that limit iHeartMedia Capital I, LLC’s and the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) create liens on assets and (ii) materially impair the value of the security interests taken with respect to the collateral for the benefit of the Collateral Agent and the holders of the Notes. The Indenture also provides for customary events of default.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On February 26, 2015, in connection with the private placement of the Notes, the Company, the Guarantors and Goldman, Sachs & Co., on behalf of the Initial Purchasers, entered into an Exchange and Registration Rights Agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission within 210 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to consummate such exchange offer within 270 days after the date of the initial issuance of the Notes; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 0.50% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On February 26, 2015 the Company issued a press release announcing the consummation of the issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 26, 2015, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2	Form of 10.625% Priority Guarantee Notes due 2023 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Exchange and Registration Rights Agreement, dated February 26, 2015, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and Goldman, Sachs & Co.

99.1	Press Release issued by iHeartCommunications, Inc., dated February 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and Assistant Secretary

Date: February 26, 2015

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of February 26, 2015, among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, the other guarantors party thereto, U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and Deutsche Bank Trust Company Americas, as collateral agent.

4.2	Form of 10.625% Priority Guarantee Notes due 2023 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3	Exchange and Registration Rights Agreement, dated February 26, 2015, by and among iHeartCommunications, Inc., iHeartMedia Capital I, LLC, as guarantor, certain subsidiary guarantors named therein and Goldman, Sachs & Co.

99.1	Press Release issued by iHeartCommunications, Inc., dated February 26, 2015.